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                                                                  EXHIBIT 23.3

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 26, 2000 on the financial statements of D2 Technologies, Inc as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in Virata Corporation's Form 8-K/A filed on April 21, 2000, and to all references to our Firm included in this registration statement.


By: /s/ Arthur Andersen LLP
    -----------------------
    ARTHUR ANDERSEN LLP

Los Angeles, California
May 19, 2000